UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 29, 2016

TAUTACHROME INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141907	20-5034780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Drive, Oro Valley, Arizona	85755
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 29, 2016, Tautachrome Inc. (the "Registrant") entered into a material definitive agreement (the "Agreement") to acquire certain business assets from Access Print & Copy, LLC, a California limited liability company (the "Vendor") in exchange for $297,000 in cash. The acquired assets include all equipment, trade fixtures, leasehold rights, leasehold improvements, contract rights, software, other licenses, intellectual property and inventory used in the Vendor's print and copy business.

The Agreement is subject to satisfactory due diligence by each party being completed by March 12, 2016. The estimated closing date of the acquisition is May 31, 2016.

This Current Report is not intended to provide any other factual information about the Registrant. Such information can be found in other public filings the Registrant makes with the U.S. Securities and Exchange Commission, which are available without charge at www.sec.gov.

Item 7.01 Regulation FD Disclosure

On March 3, 2016, the Registrant issued a press release in the form attached to this Current Report on Form 8-K as Exhibit 99.1 (the "Press Release").

The information in Item 7.01 of this Current Report on Form 8-K, including the Press Release, shall not be deemed "filed" for any purpose and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release of Tautachrome Inc., dated March 3, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAUTACHROME INC.

Date: March 3, 2016	By:	/s/ Jon N. Leonard
Jon N. Leonard
President & CEO